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                                                                    Exhibit 2.1

                            AMENDMENT AGREEMENT NO. 3
                             TO THE CREDIT AGREEMENT

         This AMENDMENT AGREEMENT NO. 3 TO THE CREDIT AGREEMENT (the "Amendment Agreement"), dated as of July 27, 1997 is made by and among WINDMERE CORPORATION, a Florida corporation having its principal place of business in Miami Lakes, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), a national banking association organized and existing under the laws of the United States, and NATIONAL BANK OF CANADA, as Lenders (such financial institutions are hereinafter referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated as of October 11, 1996, as amended by Amendment Agreement No. 1 to the Credit Agreement dated as of January 31, 1997, and by Amendment Agreement No. 2 to the Credit Agreement dated as of May 15, 1997 (as so amended, the "Credit Agreement"); and

         WHEREAS, the Agent, the Lenders and each of the Affiliates and Subsidiaries of the Borrower party thereto have entered into a Guaranty and Suretyship Agreement dated as of October 11, 1996, pursuant to which such Affiliates and Subsidiaries of the Borrower have guaranteed the Borrower's Obligations under the Credit Agreement; and

         WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement; and

         WHEREAS, upon the terms and conditions contained herein, the Agent and the Lenders are willing to amend the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

         1. CREDIT AGREEMENT AMENDMENT. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof by deleting the definition of "Stated Termination Date" appearing in SECTION 1.1 and inserting in lieu thereof the following:

                  "'Stated Termination Date' means August 26, 1997 or such later date as the parties may agree pursuant to SECTION 2.13."






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         2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the
Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that except as disclosed by the Borrower in writing to the Lenders as of the date hereof except:

                  (a) The representations and warranties made by the Borrower in
         ARTICLE VII thereof are true on and as of the date hereof except that the financial statements referred to in SECTION 7.6 shall be those most recently furnished to the Agent pursuant to SECTION 8.1;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower delivered to the Agent under SECTION 8.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial reports of the Borrower delivered to the Agent under SECTION 8.1 thereof, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the Notes, either immediately or with the lapse of time or the giving of notice, or both.

         3. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement is subject to the receipt by the Agent of the following:

                  (a) six counterparts of this Amendment Agreement duly executed by all signatories hereto; and

                  (b) copies of all additional agreements, instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

All proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.

         4. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.


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No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         5. CONSENT OF GUARANTORS. The Guarantors have joined in the execution of this Amendment Agreement for the purposes of consenting hereto and for the further purpose of confirming their guaranty of Obligations of Borrower as provided in the Guaranty.

         6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         7. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         8. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY (I) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND (II) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

         9. ENFORCEABILITY. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         10. CREDIT AGREEMENT. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

         11. SUCCESSORS AND ASSIGNS. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Agent and their respective successors, assigns and legal representatives; PROVIDED, HOWEVER, that the Borrower, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                             WINDMERE CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             GUARANTORS:

                                             WINDMERE-DURABLE HOLDINGS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             WINDMERE HOLDINGS CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             WINDMERE HOLDINGS CORPORATION II

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             WINDMERE FAN PRODUCTS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


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                                             LITTER MAID, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             BAY BOOKS & TAPES, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             JERDON PRODUCTS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             CONSUMER PRODUCTS AMERICAS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                             FORTUNE PRODUCTS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

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                                             EDI MASTERS, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------





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                                             NATIONSBANK, NATIONAL ASSOCIATION,
                                             as Agent and Lender



                                             By:
                                                --------------------------------
                                             Name:  Richard G. Parkhurst
                                             Title:   Vice President




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                                             NATIONAL BANK OF CANADA, as Lender

                                             By:
                                                --------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:






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